EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144470 of Kforce Inc. on Form S-8 of our report dated June 24, 2010 relating to the statement of net assets available for benefits of the Kforce Government Practice Plan as of December 31, 2009, appearing in this Annual Report on Form 11-K of Kforce Government Practice Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Tampa, Florida

June 21, 2011